UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2024
BioLife Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3303 Monte Villa Parkway,
Bothell, WA 98021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (425) 402-1400

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	BLFS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Stock Purchase Agreement for SciSafe Divestiture

On November 12, 2024, BioLife Solutions, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), by and among the Company, Subzero Purchaser Corp., a Delaware corporation (“Buyer”), SciSafe, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of the Company (“Seller”), and SciSafe, Inc., a New Jersey corporation and an indirect wholly owned subsidiary of the Company (“SciSafe”), for the sale by Seller of all of the issued and outstanding shares of common stock (the “Shares”) of SciSafe to Buyer for an aggregate purchase price of $73.0 million (subject to adjustment as set forth in the Purchase Agreement) (the “Transaction”). Following the execution of the Purchase Agreement, the Transaction was consummated on November 12, 2024 (the “Closing Date”).

The Purchase Agreement contains customary representations, warranties, covenants and indemnities of the parties thereto, including customary covenants that prevent the Company from competing with SciSafe, soliciting its employees or interfering with its business relationships for five years after the Closing Date. In connection with the closing of the Transaction, the Company was required to repay approximately$0.9 million of outstanding indebtedness of SciSafe. The Company also paid the former stockholders of SciSafe approximately $3.3 million in cash to waive all rights with respect to certain potential earn-out payments that would have otherwise accelerated and become due in connection with the Transaction pursuant to the purchase agreement by which the Company acquired SciSafe in October 2020.

In addition, upon the closing of the Transaction, the Company and SciSafe entered into a transition services agreement, pursuant to which the Company will provide certain transition services to SciSafe for up to six months following the Closing Date.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC and it is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. In particular, the representations, warranties and covenants set forth in the Purchase Agreement (i) were made solely for purposes of the Purchase Agreement and the Transaction and solely for the benefit of the contracting parties (except with respect to the rights of specific third parties enumerated in the Purchase Agreement), (ii) may be subject to limitations agreed upon by the contracting parties, including certain disclosure schedules, (iii) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (iv) were made only as of the Closing Date, and (v) may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties.

Consent and Third Amendment to Loan and Security Agreement with Silicon Valley Bank

On November 11, 2024, the Company entered into a Consent and Third Amendment to Loan and Security Agreement (the “Amendment”), by and among Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“Bank”), the Company, SAVSU Technologies, Inc., a Delaware corporation (“SAVSU”), Arctic Solutions, Inc., a Delaware corporation doing business as Custom Biogenic Systems (“Arctic”), SciSafe Holdings, Inc., a Delaware corporation (“SciSafe Parent”), and Sexton Biotechnologies, Inc., a Delaware corporation (“Sexton,” and together with the Company, SAVSU, Arctic and SciSafe Parent, “Borrower”). Pursuant to the Amendment and subject to the conditions set forth therein, Bank consented to the Transaction as required pursuant to the Loan and Security Agreement, dated September 20, 2022, by and among Bank and Borrower, as amended by that certain Waiver and First Amendment to Loan and Security Agreement, dated February 26, 2024, and that certain Consent and Second Amendment to Loan and Security Agreement, dated April 17, 2024 (the “Loan Agreement”). In addition, effective as of the closing of the Transaction, the Amendment amended the Loan Agreement to provide for a non-refundable termination fee in the amount of $750,000 payable by Borrower to Bank in the event that the Loan Agreement is terminated prior to the Term Loan Maturity Date (as defined in the Loan Agreement) for any reason. The Amendment also made certain other ministerial changes to the Loan Agreement, contains customary representations and warranties of Borrower and provides for a release of Bank by Borrower for any claims existing or arising through the date of the Amendment, including, without limitation, those arising out of or in any manner connected with or related to the Loan Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.01    Completion of Acquisition or Disposition of Assets.
The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Purchase Agreement and Transaction is incorporated herein by reference.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 12, 2024, the Company amended and restated its bylaws to make certain updates and revisions (the “Amended and Restated Bylaws”). Among other matters, the amendments contained in the Amended and Restated Bylaws:
i.revise the procedures for adjournments of stockholder, annual and special meetings;
ii.change the requirement for quorum from a majority of the votes entitled to be cast on the matter to the presence in person or by proxy of the holders of one-third voting power of then outstanding shares of capital stock of the Company;
iii.clarify the procedures and requirements for the Board of Directors of the Company (the “Board”) on setting a record date;
iv.clarify the procedures and requirements for the Board to establish rules and regulations for the conduct of the meeting of stockholders;
v.update the advance notice procedural mechanics and disclosure requirements applicable to stockholder nominations of directors and submissions of proposals regarding other business at stockholder meetings;
vi.clarify the procedures for the resignation of directors and the filing of vacancies in the Board;
vii.update the Officer positions that the Board may elect and/or choose to add;
viii.revise and update the requirements and procedures for indemnification;
ix.add a forum selection provision to provide that (a) the Delaware Court of Chancery shall be the exclusive forum for (1) any derivative action, suit or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Company to the Company or to the Company’s stockholders, (3) any civil action to interpret, apply or enforce any provision of the Delaware General Corporation Law, (4) any civil action to interpret, apply, enforce or determine the validity of the provisions of the Certificate of Incorporation or these Bylaws or (5) any action asserting a claim governed by the internal affairs doctrine; and (b) the U.S. federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended.
The Amended and Restated Bylaws were previously approved by the Board. The foregoing description of the
Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(b) Pro forma financial information.
The unaudited pro forma condensed consolidated financial information of the Company giving effect to the Transaction and related notes thereto are attached as Exhibit 99.1 and incorporated herein by reference.
(d) Exhibits

Exhibit No.	Description
2.1*	Stock Purchase Agreement, dated November 12, 2024, by and between BioLife Solutions, Inc., SciSafe, Inc., and Subzero Purchaser Corp.
3.1	Amended and Restated Bylaws of BioLife Solutions, Inc.
10.1
Consent and Third Amendment to Loan and Security Agreement, dated November 11, 2024, by and among Silicon Valley Bank, BioLife Solutions, Inc., SAVSU Technologies, Inc., Arctic Solutions, Inc., SciSafe Holdings, Inc., and Sexton Biotechnologies, Inc.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of BioLife Solutions, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioLife Solutions, Inc.

Date: November 12, 2024	By:	/s/ Troy Wichterman
Name: Troy Wichterman
Title: Chief Financial Officer